Exhibit 99.1

N E W S R E L E A S E	For additional information: Tom Liston Chief Financial Officer 480-629-7620 Debra Ford Director of Investor Relations 480-629-7619

eFunds Reports Third Quarter 2003 Results

- Net revenue of $133.1 million and Diluted EPS of $0.19 -

Scottsdale, ARIZONA, October 29, 2003 — eFunds Corporation (NASDAQ: EFDS), a leading provider of risk management, electronic payments, ATM and global outsourcing solutions, today reported its financial results for the quarter and nine months ended September 30, 2003.

For the third quarter of 2003, the Company reported net income of $9.1 million, or $0.19 per diluted share, compared with net income of $10.7 million, or $0.23 per diluted share, in the third quarter of 2002. Operating income was $12.2 million, or 9.1 percent of net revenue, compared to operating income of $15.5 million, or 10.8 percent of net revenue reported in the third quarter of 2002. Net revenue was $133.1 million compared to net revenue of $144.0 million reported in the third quarter of 2002.

Results for the third quarter of 2003 included $2.6 million in net restructuring charges and a $2.3 million benefit from the reversal of the provision for expected future losses on government services contracts. Third quarter results were also positively impacted by a decrease in the Company’s estimated annual effective tax rate from 32 percent to just under 31 percent and the recognition of certain tax deductions available to the Company, some of which related to prior tax years.

Results for the third quarter of 2002 included $6.1 million in restructuring charges and a $2.0 million reduction in the estimate of future losses on government services contracts.

“We are pleased with our performance to date in 2003 and believe that our results reinforce the rationale behind the long and short-term strategies we have been pursuing,” said Paul F. Walsh, Chairman and Chief Executive Officer. “Through the disciplined implementation of our back-to-basics approach, we are seeing the benefits of our restructuring materialize in the form of improving profitability, ongoing cost containment and continued cash flow growth.”

“Looking forward, we remain committed to the effective execution of our operating plans to enhance the fundamental structure of our business while positioning the Company for growth in 2004 and beyond. We see our recently announced agreement to acquire Oasis Technology, Ltd. as an example of the type of complementary acquisitions we will be pursuing as part of this approach.”

For the nine months ended September 30, 2003 eFunds reported net income of $18.8 million, or $0.40 per diluted share, compared to net income of $23.7 million, or $0.51 per diluted share reported in the nine months ended September 30, 2002. Net revenue for the nine months ended September 30, 2003 was $396.6 million, compared to net revenue of $411.5 for the nine months ended September 30, 2002. This revenue decline is largely attributable to the loss of the STAR and EMEVS contracts during 2002 and a decline in revenues from IT consulting services during 2003 from the same period last year. The effect of the revenue declines was somewhat offset by increased revenue from ATM acquisitions and ongoing cost reduction efforts.

Reported operating income for the nine months ended September 30, 2003 was $25.7 million, or 6.5 percent of net revenue, as compared to operating income of $33.5 million, or 8.1 percent of net revenue reported in the same period of 2002.

Forward Looking Statements
The Company said it currently expects that full year net revenues for 2003 will be somewhat lower than the revenues of $543.1 million reported in 2002 and that 2003 diluted earnings per share will equal or exceed the $0.53 reported in 2002.

Conference Call
eFunds will hold a one-hour conference call today at 10:00 AM ET to discuss the Company’s third quarter 2003 financial performance. To listen to the conference call, dial 800-399-5351 (International callers dial 706-643-1939.) The call will also be broadcast on the company’s website at www.efunds.com under “Investor Relations.” Interested parties are encouraged to click on the webcast link 10 to 15 minutes prior to the start of the conference call.

Replay Information:
A replay of the conference call will be available beginning two hours after the call’s completion and will play through midnight EST on November 5, 2003. You may access the replay by dialing 800-642-1687 (International callers dial 706-645-9291) and entering the Conference ID number 3198881. Additionally, you may replay the conference call via eFunds’ website at www.efunds.com.

About eFunds
Headquartered in Scottsdale, Ariz., eFunds Corporation (Nasdaq: EFDS) is an industry leader with nearly 30 years of experience and expertise in electronic payments. eFunds provides electronic transaction processing, ATM solutions, risk management, professional and outsourcing services to financial institutions, electronic funds transfer networks, government agencies and retailers around the world.

Committed to providing excellent customer service and award-winning products, eFunds enables its clients to reduce transaction and infrastructure costs, detect potential fraud and enhance relationships with their customers. eFunds is one of the largest third-party EFT processors, is the largest non-bank deployer of ATMs in North America, and is the provider of the world’s largest debit database. www.efunds.com

Statements made in this release concerning the Company’s or management’s intentions, expectations, or predictions about future results or events are “forward-looking statements’’ within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary from stated expectations, and such variations could be material and adverse. Factors that could result in such a variation include, but are not limited to, the inherent unreliability of earnings and revenue growth predictions due to numerous factors, including many beyond the Company’s control, potential difficulties, delays and unanticipated expenses inherent in the development and marketing of new products and services, competitive factors, and the numerous risks and potential additional costs, disruptions and delays associated with the establishment of new business initiatives. Additional information concerning these and other factors that could cause actual results to differ materially from the Company’s current expectations is contained in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2003.

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eFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,

(in thousands, except per share amounts)	2003		2002

Net revenue	$133,141	100.0%	$143,995	100.0%

Operating expenses
Processing, communication and service costs	58,037	43.6%	63,041	43.8%
Employee costs	44,391	33.4%	42,658	29.6%
Depreciation and amortization	8,424	6.3%	9,083	6.3%
Other operating costs	9,714	7.3%	9,644	6.7%
Restructuring and asset impairment charges	2,645	2.0%	6,079	4.2%
Reversal of provision for contract losses	(2,250)	-1.7%	(2,000)	-1.4%

Total operating expenses	120,961	90.9%	128,505	89.2%

Income from operations	12,180	9.1%	15,490	10.8%
Other expense — net	(915)	-0.6%	(233)	-0.2%

Income before income taxes	11,265	8.5%	15,257	10.6%
Provision for income taxes	(2,193)	-1.7%	(4,586)	-3.2%

Net income	$9,072	6.8%	$10,671	7.4%

Shares Outstanding
Weighted average shares outstanding	46,848		46,630

Weighted average shares and potential dilutive shares outstanding	47,442		46,644

Earnings per Share
Basic	$0.19		$0.23

Diluted	$0.19		$0.23

eFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,

(in thousands, except per share amounts)	2003		2002

Net revenue	$396,625	100.0%	$411,463	100.0%

Operating expenses
Processing, communication and service costs	173,682	43.8%	166,939	40.6%
Employee costs	136,404	34.4%	139,375	33.9%
Depreciation and amortization	26,047	6.6%	28,326	6.9%
Other operating costs	34,426	8.7%	28,837	7.0%
Restructuring and asset impairment charges	2,645	0.6%	16,525	4.0%
Reversal of provision for contract losses	(2,250)	-0.6%	(2,000)	-0.5%

Total operating expenses	370,954	93.5%	378,002	91.9%

Income from operations	25,671	6.5%	33,461	8.1%
Other income (expense) — net	(55)	0.0%	372	0.1%

Income before income taxes	25,616	6.5%	33,833	8.2%
Provision for income taxes	(6,799)	-1.8%	(10,160)	-2.4%

Net income	$18,817	4.7%	$23,673	5.8%

Shares Outstanding
Weighted average shares outstanding	46,769		46,561

Weighted average shares and potential dilutive shares outstanding	47,006		46,861

Earnings per Share
Basic	$0.40		$0.51

Diluted	$0.40		$0.51

eFUNDS CORPORATION
CONSOLIDATED BALANCE SHEETS

	(unaudited)
	September 30,	December 31,
(in thousands)	2003	2002

Current Assets:
Cash and cash equivalents	$172,121	$119,487
Deposits subject to compensating balance arrangement	421	1,133
Restricted custodial cash	1,082	3,046
Accounts receivable — net	58,544	59,311
Other current assets	23,395	29,445
Assets held for sale	1,372	13,310

Total current assets	256,935	225,732

Property and equipment — net	49,704	50,764
Long-term investments	2,556	3,758
Intangibles-net and other non-current assets	178,437	179,164

Total assets	$487,632	$459,418

Current Liabilities:
Accounts payable	$22,027	$33,074
Accrued liabilities	54,051	33,884
Accrued contract losses	3,162	7,578
Long-term debt due within one year	6,986	1,401

Total current liabilities	86,226	75,937

Long-term debt	1,525	1,338
Other long-term liabilities	13,753	18,623

Total liabilities	101,504	95,898

Stockholders’ Equity:
Common stock	470	467
Additional paid-in capital	413,602	411,451
Accumulated deficit	(27,678)	(46,495)
Accumulated other comprehensive loss	(266)	(1,903)

Stockholders’ equity	386,128	363,520

Total liabilities and stockholders’ equity	$487,632	$459,418

eFUNDS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,

(in thousands)	2003	2002

Cash Flows from Operating Activities:
Net income	$18,817	$23,673
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	10,918	13,918
Amortization of intangibles	15,130	14,408
Loss on impairment or disposals of assets	1,637	8,249
Changes in assets and liabilities
Restricted custodial cash	1,964	(5,444)
Accounts receivable	767	9,235
Accounts payable	(11,047)	9,487
Other assets and liabilities	19,012	(16,121)

Net cash provided by operating activities	57,198	57,405

Cash Flows from Investing Activities:
Capital expenditures	(15,133)	(17,805)
Acquisitions	—	(35,184)
Proceeds from sale of property and equipment	11,938	—
Other	(2,218)	141

Net cash used in investing activities	(5,413)	(52,848)

Cash Flows from Financing Activities:
Payments on long-term debt	(1,220)	(2,298)
Issuance of common stock	2,069	2,774

Net cash provided by financing activities	849	476

Net increase in cash and cash equivalents	52,634	5,033
Cash and cash equivalents at beginning of period	119,487	101,871

Cash and cash equivalents at end of period	$172,121	$106,904

eFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Three Months Ended
	September 30,		Change

(in thousands)	2003	2002	$	%

Net Revenue:
Electronic payments	$45,210	$53,229	(8,019)	(15%)
ATM management	36,186	34,940	1,246	4%
Risk management	34,565	33,758	807	2%
Global outsourcing	17,180	22,068	(4,888)	(22%)

Total net revenue	133,141	143,995	(10,854)	8%

Operating Expenses:
Processing, employee and other costs -
Electronic payments	32,662	31,895	767	2%
ATM management	33,784	33,785	(1)	0%
Risk management	21,228	24,170	(2,942)	(12%)
Global outsourcing	14,938	15,812	(874)	6%

Total processing, employee and other costs	102,612	105,662	(3,050)	3%

Allocated overhead -
Electronic payments	2,260	2,337	(77)	(3%)
ATM management	1,752	1,443	309	21%
Risk management	2,417	2,268	149	7%
Global outsourcing	1,908	1,894	14	(1%)
Corporate	9,617	10,822	(1,205)	11%

Total allocated overhead	17,954	18,764	(810)	4%

Restructuring and asset impairment charges -
Electronic payments	(1,271)	(1,125)	(146)
ATM management	244	24	220
Risk management	884	734	150
Global outsourcing	842	495	347
Corporate	(304)	3,951	(4,255)

Total restructuring and asset impairment charges	395	4,079	(3,684)

Income (loss) from operations:
Electronic payments	11,559	20,122	(8,563)	(43%)
ATM management	406	(312)	718	230%
Risk management	10,036	6,586	3,450	52%
Global outsourcing	(508)	3,867	(4,375)	(113%)
Corporate	(9,313)	(14,773)	5,460	37%

Total income from operations	$12,180	$15,490	(3,310)	21%

eFUNDS CORPORATION
SEGMENT SUMMARY DATA
(Unaudited)

	Nine Months Ended
	September 30,		Change

(in thousands)	2003	2002	$	%

Net Revenue:
Electronic payments	$133,770	$162,981	(29,211)	(18%)
ATM management	106,359	83,090	23,269	28%
Risk management	100,460	99,188	1,272	1%
Global outsourcing	56,036	66,204	(10,168)	(15%)

Total net revenue	396,625	411,463	(14,838)	4%

Operating Expenses:
Processing, employee and other costs -
Electronic payments	96,515	100,372	(3,857)	(4%)
ATM management	99,966	80,335	19,631	24%
Risk management	64,644	75,837	(11,193)	(15%)
Global outsourcing	48,678	47,581	1,097	2%

Total processing, employee and other costs	309,803	304,125	5,678	2%

Allocated overhead -
Electronic payments	7,674	7,287	387	5%
ATM management	5,600	4,378	1,222	28%
Risk management	7,666	6,764	902	13%
Global outsourcing	6,107	5,715	392	7%
Corporate	33,709	35,208	(1,499)	(4%)

Total allocated overhead	60,756	59,352	1,404	2%

Restructuring and asset impairment charges -
Electronic payments	(1,271)	1,369	(2,640)
ATM management	244	82	162
Risk management	884	4,998	(4,114)
Global outsourcing	842	1,216	(374)
Corporate	(304)	6,860	(7,164)

Total restructuring and asset impairment charges	395	14,525	(14,130)

Income (loss) from operations:
Electronic payments	30,852	53,953	(23,101)	(43%)
ATM management	549	(1,705)	2,254	132%
Risk management	27,266	11,589	15,677	135%
Global outsourcing	409	11,692	(11,283)	(97%)
Corporate	(33,405)	(42,068)	8,663	21%

Total income from operations	$25,671	$33,461	(7,790)	(23%)